As filed with the Securities and Exchange Commission on May 1, 1998
									                                          Registration No. 333-
================================================================================
	                  SECURITIES AND EXCHANGE COMMISSION
	                        Washington, D.C.  20549
	                                --------
	                                Form S-3
	                         REGISTRATION STATEMENT
                                  Under
	                       THE SECURITIES ACT OF 1933
	                       --------------------------

	                       PETCO ANIMAL SUPPLIES, INC.
	         (Exact name of registrant as specified in its charter)
	          Delaware	                               33-0479906
	 (State or other jurisdiction	                   (IRS Employer
	of incorporation or organization)	         Identification Number)

                              ------------
	                            9125 Rehco Road
	                      San Diego, California 92121
	                            (619) 453-7845
	         (Address, including zip code, and telephone number,
	 including area code, of registrant's principal executive offices)
	                              ------------

		                                        Copies to:
	BRIAN K. DEVINE	                      THOMAS A. EDWARDS, ESQ.
	   Chairman	                               Latham & Watkins
	9125 Rehco Road	                    701 "B" Street, Suite 2100
San Diego, California 92121          San Diego, California 92101
	(619) 453-7845	                          (619) 236-1234
 (Name, address, including zip code,
and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


	                CALCULATION OF REGISTRATION FEE
======================================================================================
	                                      Proposed           Proposed
                         Amount        Maximum             Maximum         Amount of
Title of Shares          to be         Aggregate          Aggregate       Registration
to be Registered       Registered   Price Per Share(1) Offering Price(1)      Fee
--------------------------------------------------------------------------------------
Common Stock,
$.0001 par value          94,233        $17.94	          $1,690,540        $498.71
--------------------------------------------------------------------------------------

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, and based on a per share price of $17.94, the average of the high and low prices of the Company's common stock as reported on the Nasdaq National Market on April 27, 1998.

===========================================================================
	                         Page 1 of 17
	                    Exhibit Index on Page 1

PROSPECTUS
	                  PETCO ANIMAL SUPPLIES, INC.

         94,233 Shares of Common Stock, Par Value $.0001 Per Share

	This Prospectus relates to 94,233 shares of common stock, par value $.0001 per share (the "Common Stock"), of Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), which may be offered from time to time by certain stockholders of the Company (such holders being hereinafter described as the "Selling Stockholders"). The shares of Common Stock to be registered hereunder are hereinafter referred to as the "Securities." The Selling Stockholders acquired the Securities through the exercise of options to purchase the Common Stock in December 1997 through March 1998, which options were acquired by the Selling Stockholders in connection with the acquisition by the Company of a company owned and operated by certain of the Selling Stockholders.

	All of the Securities are to be offered for the account of the Selling Stockholders. The Selling Stockholders, directly or through agents, dealers or underwriters, may offer and sell from time to time all or any part of the Securities held by each of them in amounts and on terms to be determined or at quoted prices then prevailing on the Nasdaq National Market. To the extent required, the amounts of the Securities to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Selling Stockholders reserve the sole right to accept and, together with any agent of the Selling Stockholders, to reject in whole or in part any proposed purchase of the Securities. The Selling Stockholders will pay any sales commissions or other seller's compensation applicable to such transactions. The Selling Stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act. Certain of the Selling Stockholders may pledge or otherwise encumber shares covered by this Prospectus pursuant to agreements with lenders, and to the extent such shares subsequently become the property of such lenders pursuant to such agreements, such shares may be offered and sold from time to time by such lenders in the manner set forth above. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

	The Company will not receive any of the proceeds from the sale of the Securities.

	The Company has agreed to pay all costs of the registration of the Securities. Such costs, fees and disbursements are estimated to be approximately $10,000.

	The Common Stock to be registered hereunder is listed for trading on the Nasdaq National Market under the symbol "PETC."
	             _________________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
           THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE
                          CONTRARY IS UNLAWFUL.
	               _______________________________

	The date of this Prospectus is __________ __, 1998.

	                  AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic reports, proxy statements and other information filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov). In addition, the Common Stock is listed on the Nasdaq National Market and similar information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 "K" Street, N.W., Washington, D.C. 20006.

	The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

	        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

	(a)	Annual Report on Form 10-K for the fiscal year ended January
31, 1998;

	(b)	The description of the Common Stock set forth in the
Registration Statement on Form 8-A dated February 28, 1994, as amended by the Company's Form 8-A/A dated March 15, 1994.

	All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	A copy of any or all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) will be provided without charge to any person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request. Requests for such copies should be addressed to the Secretary of the Company, 9125 Rehco Road, San Diego, California 92121 (telephone number: (619) 453-7845).

                              THE COMPANY

	Certain statements in this Prospectus that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors are discussed under the caption "Certain Cautionary Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

	The Company is a leading specialty retailer of premium pet food and supplies. As of January 31, 1998, the Company operated 457 stores, including 392 superstores, in 33 states and the District of Columbia. The Company's strategy is to be the leading category-dominant national chain of community pet food and supply superstores by offering its customers a complete assortment of pet-related products at competitive prices, with superior levels of customer service at convenient locations. The Company believes that this strategy provides it with a competitive advantage by combining the broad merchandise selection and everyday low prices of a pet supply warehouse store with the convenience and service of a neighborhood pet supply store.

	The Company currently utilizes both superstore and traditional store formats. The Company's expansion strategy is to open and acquire superstores, including relocations, expansions or remodels of existing traditional stores into superstores ("conversions"), and to close underperforming stores. During the fiscal year ended January 31, 1998, the Company opened or acquired 64 stores, including 10 conversions, merged with companies with 77 stores, and closed 10 stores.

	A significant part of the Company's expansion strategy is to capitalize on the consolidation of the fragmented pet food and supply industry. The Company believes that there are acquisition opportunities which would allow the Company to attract new customers in existing markets, enter new markets and leverage operating costs. Generally, the Company seeks to acquire established and well-located stores or chains of stores which are similar in size and format to the Company's existing superstores.

	The Company's stores carry a complete assortment of leading brand name premium food for dogs and cats, such as Iams, Nutro and Science Diet, as well as selected mass brand foods, and a broad assortment of supplies for dogs and cats, such as collars and leashes, grooming products, toys, pet carriers, cat furniture, dog houses, vitamins, treats and veterinary supplies. The Company's superstores also offer fish, reptiles, birds, other small animals and related food and supplies, as well as grooming services in many of its stores. The Company's pricing strategy is to offer everyday low prices on all food items which are important in attracting and retaining customers. The Company believes that offering competitive prices on key food items increases customer traffic and generates sales of higher margin pet supplies. The Company's large buying volume and sophisticated distribution network allows it to compete effectively on price. The Company modifies its pricing policies by regional or local markets and is able to institute overnight price changes, as necessary, to meet market competition. The Company's price guarantee program offers to match all competitors' advertised prices.

	The Company's prototype 15,000 square foot superstores carry a complete merchandise assortment of more than 10,000 active stock keeping units ("SKUs") of high quality pet-related products. The Company's traditional stores, which average 3,500 square feet, also carry a wide variety of premium pet food and supplies (approximately 5,000 active SKUs). The Company's stores are located in high-traffic retail areas with ample parking, often in community shopping centers anchored by a large supermarket. Most of the Company's store managers and sales associates are better able to assist customers with their needs because they are pet owners and enthusiasts. The Company's superstores are brightly illuminated with colorful fixtures and graphics and feature prominent and attractive signage which is designed to create a customer-friendly environment. The Company believes that its superstore format allows it to create a more customer-friendly environment than pet supply warehouse stores because of its size, layout and design.

	The Company's executive offices are located at 9125 Rehco Road, San Diego, California 92121, and its telephone number is (619) 453-7845. The Company is incorporated under the laws of the State of Delaware.

	                     SELLING STOCKHOLDERS

	All of the shares of Common Stock to be registered hereunder ("Securities") and offered hereby will be sold for the account of the Selling Stockholders. Information regarding the Selling Stockholders is set forth in the following table.

                       Stock Owned      Stock Offered for      Stock Owned
Registered Owners   Prior to Offering   Stockholders Acct.   After Offering
-----------------   -----------------   ------------------   --------------
Lynn Bruns                        294                  294                0
Ausra Dapkus                      711                  711                0
Ron Dilger                        294                  294                0
Gordon Elliott                    579                  579                0
Madeline Galiej                   601                  601                0
Richard George                    479                  479                0
Raymond L. Guyer               48,060               48,060                0
Steven L. Jeske                 5,610                5,610                0
Bonnie Johansen                   309                  309                0
Greg Johnson                      117                  117                0
Richard J. Joyce                  274                  274                0
John Kasprzyk                     294                  294                0
John Leach                        725                  725                0
Keith Maladra                     711                  711                0
Karen Morrison                  5,874                5,874                0
Peter Piegore                     294                  294                0
J. Michael Riggan              26,888               26,888                0
Beth Rioux                        294                  294                0
Susan Ross                      1,114                1,114                0
Kevin Tullock                     711                  711                0

	None of the Selling Stockholders has any position, office or other material relationship with the Company or any of its affiliates (or had any such position, office or material relationship within the past three years), or will own greater than one percent of the Common Stock of the Company after this offering, except that (i) Ausra Dapkus, Ron Dilger, Bonnie Johansen, Richard J. Joyce, John Kasprzyk, Keith Maladra, Peter Piegore, J. Michael Riggan, and Kevin Tullock, and (ii) Raymond L. Guyer, Steven L. Jeske, Lynn Bruns, Madeline Galiej, Greg Johnson, Beth Rioux, and Susan Ross are non-officer and non-director employees of the Company, and
(iii) Karen Morrison is a former employee of the Company who is currently serving as a consultant to the Company.

                            PLAN OF DISTRIBUTION

	The Selling Stockholders are entitled to distribute from time to time up to 94,233 shares of the Securities, representing less than 1% of the outstanding Common Stock of the Company on January 31, 1998. The Selling Stockholders' plan of distribution is set forth on the cover page of this Prospectus.

	                           EXPERTS

	The financial statements of Petco Animal Supplies, Inc. and Subsidiaries as of February 1, 1997 and January 31, 1998, and for each of the years in the three-year period ended January 31, 1998, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP and Coopers & Lybrand LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

	The financial statements of PetCare Plus, Inc. as of January 25, 1997, and for the years ended January 27, 1996 and January 25, 1997 (which are included in the restated pooled financial statements of Petco Animal Supplies, Inc.) have been audited by Coopers & Lybrand LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

	                        LEGAL MATTERS

	The validity of the Common Stock offered hereby will be passed upon for the Company by Latham & Watkins, San Diego, California.

=========================================    ==============================
	No dealer, salesperson or other
individual has been authorized to give
any information or make any
representations other than those
contained in this Prospectus and, if
given or made, such information or
representations must not be relied                    94,233 Shares
upon as having been authorized by the
Company.  This Prospectus does not
constitute an offer by the Company to
sell, or a solicitation of an offer to
buy, the securities offered hereby in
any jurisdiction where, or to any                      Petco Animal
person to whom, it is unlawful to make                Supplies, Inc.
an offer or solicitation.  Neither the
delivery of this Prospectus nor any
sale made hereunder shall, under any
circumstances, create an implication
that there has been any change in the
affairs of the Company since the date
hereof or that the information
contained herein is correct or
complete as of any time subsequent to
the date hereof.



   TABLE OF CONTENTS                                  Common Stock


	                     Page
                           ----
Available Information	     2

Incorporation of Certain
	Documents by Reference 2

The Company	                 3                    P R O S P E C T U S

Selling Stockholders	     5

Plan of Distribution 	     5

Experts	                 6

Legal Matters	           6                     __________ __, 1998

======================================   ==================================

	                            PART II

	          INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

	The following is an itemized statement of expenses to be incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

	Securities and Exchange Commission registration fee	 $  499
	Blue Sky fees and expenses	                          1,000
	Public accountants' fees	                          2,000
	Company legal fees and expenses	                    4,000
	Miscellaneous expenses	                                2,501
                                                              -----
			TOTAL	                                    $10,000
                                                            =======

All of the above items except the registration fee are estimates.

Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

	Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

	The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

	The Company has entered into indemnification agreements with certain officers and directors to effectuate these indemnity provisions.

Item 16.  Exhibits.
          --------

	5.1	Opinion of Latham & Watkins.

	23.1	Consent of Latham & Watkins.

	23.2	Consent of KPMG Peat Marwick LLP.

	23.3	Consent of Coopers & Lybrand LLP.

	24.1	Power of Attorney.


Item 17.  Undertakings.
          ------------

	The undersigned Registrant hereby undertakes:

	(1)		To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement;

		(i)	To include any prospectus required by Section 10(a)(3) of
the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising
after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

		(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in this Registration
Statement or any material change to such information in this Registration Statement;

	provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

	(2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	                         SIGNATURES

	Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 30th day of April, 1998.


	                           	    PETCO ANIMAL SUPPLIES, INC.


 	                                  By: /S/ BRIAN K. DEVINE
                                            --------------------------
      				              Brian K. Devine
	                                      Chairman, President and Chief
                                            Executive Officer

	                       POWER OF ATTORNEY

	Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Brian K. Devine and Richard C. St. Peter, and either of them, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission.

Signature                Title                               Date
---------                -----                               ----

/S/ BRIAN K. DEVINE      Chairman, President and Chief       April 30, 1998
------------------------ Executive Officer (Principal
Brian K. Devine          Executive Officer)


/S/ RICHARD C. ST. PETER Executive Vice President, Chief	    April 30, 1998
------------------------ Financial Officer and Secretary (Principal
Richard C. St. Peter     (Principal Financial Officer)


/S/ JAMES M. MYERS       Senior Vice President, Finance      April 30, 1998
------------------------ (Principal Accounting Officer)
James M. Myers


/S/ ANDREW G. GALEF	 Director                                April 30, 1998
------------------------
Andrew G. Galef


/S/ RICHARD J. LYNCH, JR.  Director	                         April 30, 1998
------------------------
Richard J. Lynch, Jr.


/S/ JAMES F. MCCANN	 Director                                April 30, 1998
------------------------
JAMES F. McCann

/S/ PETER M. STARRETT	 Director                              April 30, 1998
------------------------
Peter M. Starrett

	                         EXHIBIT INDEX

	The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.

Exhibit No.    Description                               Page
----------     -----------                               ----
5.1            Opinion of Latham & Watkins.                14

23.1           Consent of Latham & Watkins (included in    --
                 Exhibit 5.1 hereto).

23.2           Consent of KPMG Peat Marwick LLP.           16

23.3           Consent of Coopers & Lybrand LLP.           17

24.1           Power of Attorney (included on signature    --
               page hereto).

                         	EXHIBIT 5.1


			[LETTERHEAD OF LATHAM & WATKINS]



                              May 1, 1998






Petco Animal Supplies, Inc.
9125 Rehco Road
San Diego, California  92121

		Re:	Registration Statement on Form S-3;
			94,233 Shares of Common Stock, Par Value $.0001 Per Share

Ladies and Gentlemen:

		In connection with the registration by Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), of 94,233 shares of common stock of the Company, par value $.0001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 1, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

		In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings have been timely completed in the manner described in the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

		In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

		We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

		Subject to the foregoing, it is our opinion that, as of the date of this opinion, the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

		We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

							Very truly yours,

							/s/ LATHAM & WATKINS

                                                      EXHIBIT 23.2






                 	CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Petco Animal Supplies, Inc:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


	                                         /s/ KPMG PEAT MARWICK LLP

San Diego, California
April 28, 1998

                                                      	EXHIBIT 23.3





	                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement
on Form S-3 (File No. 333-    ) of our report dated April 16, 1997, on our
audits of the financial statements of PetCare Plus, Inc. (which are included in the restated pooled financial statements of Petco Animal Supplies, Inc.). We also consent to the reference to our firm under the caption "Experts".


	                                         /s/ COOPERS & LYBRAND LLP

Chicago, Illinois
April 30, 1998